Exhibit 99.1

BROCADE CONTACTS
Media Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q3 2017 Results

SAN JOSE, Calif., August 24, 2017 — Brocade® (NASDAQ: BRCD) today reported financial results for its third fiscal quarter, ended July 29, 2017. Brocade reported third quarter revenue of $549 million, down 7% year-over-year and down 1% quarter-over-quarter. The Company reported a GAAP diluted loss per share of $0.05, down from GAAP diluted earnings per share (EPS) of $0.02 in Q3 2016 and down from a GAAP diluted loss per share of $0.03 in Q2 2017. The year-over-year and sequential decline in GAAP diluted EPS was due in part to lower revenue, estimated losses related to completed and pending divestitures of certain software product lines, higher acquisition and divestiture-related expenses, and restructuring expenses associated with a voluntary separation plan for certain eligible employees implemented in Q3 2017. Non-GAAP diluted EPS was $0.16 for Q3 2017, down from non-GAAP diluted EPS of $0.21 in Q3 2016 and up from non-GAAP diluted EPS of $0.10 in Q2 2017. The year-over-year decline in non-GAAP diluted EPS was primarily due to lower revenue, while the sequential improvement was primarily due to lower operating expenses resulting from lower headcount.

In light of the pending acquisition of Brocade by Broadcom Limited, Brocade will not provide fiscal Q4 2017 guidance and will not hold a conference call to discuss these financial results.

Key Financial Metrics:

	Q3 2017		Q2 2017		Q3 2016		Q3 2017 vs. Q2 2017		Q3 2017 vs. Q3 2016
Revenue	$549	M	$553	M	$591	M	(1%)		(7%)
GAAP earnings (loss) per share—diluted	$(0.05)		$(0.03)		$0.02		74%		(296%)
Non-GAAP EPS—diluted	$0.16		$0.10		$0.21		58%		(23%)
GAAP gross margin	63.9%		62.0%		60.4%		1.9	pts	3.5	pts
Non-GAAP gross margin	66.8%		65.3%		66.5%		1.5	pts	0.3	pts
GAAP operating margin	(3.6)%		(1.1%)		3.5%		(2.5	) pts	(7.1	) pts
Non-GAAP operating margin	16.2%		11.1%		19.5%		5.1	pts	(3.3	) pts
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

Highlights:

•
SAN product revenue of $276 million was down 2% year-over-year. The decline was primarily the result of lower fixed-configuration and embedded switch sales, which declined 6% and 7%, respectively, partially offset by higher director sales, which increased 5% year-over-year. The year-over-year revenue performance was impacted by competition from alternative storage networking technologies and architectures, and customer uncertainty surrounding the pending acquisition of Brocade by Broadcom. Sequentially, SAN product revenue decreased 2%, consistent with historical seasonal revenue trends, with an 11% decline in director sales being partially offset by increased fixed-configuration and embedded switch sales of 3% and 14%, respectively.

•
IP Networking product revenue of $174 million, including $85 million of product revenue from Ruckus Wireless, was down 17% year-over-year. The decrease was primarily due to lower wired switch and router revenue partially offset by higher wireless revenue associated with the May 27, 2016 acquisition of Ruckus Wireless. The year-over-year increase in wireless revenue was primarily due to including only approximately two months of wireless revenue in the prior-year period. Sequentially, IP Networking product revenue was flat as higher wireless revenue was offset by lower wired switch and router revenue. The year-over-year and sequential declines in wired switch and router revenue were due, in part, to Broadcom’s planned divestiture of Brocade's IP Networking business.

Board Declares Dividend:

•
The Brocade Board of Directors has declared a regular fourth fiscal quarter cash dividend of $0.055 per share of the Company’s common stock. The dividend payment will be made on October 3, 2017, to stockholders of record at the close of market on September 11, 2017.

Other Q3 2017 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q3 2017	Q2 2017	Q3 2016
Routes to market as a % of total net revenues:
OEM revenues	55%	55%	54%
Channel/Direct revenues	45%	45%	46%

10% or greater customer revenues	37%	27%	23%
Geographic split as a % of total net revenues (1):
Domestic revenues	52%	50%	52%
International revenues	48%	50%	48%
Segment split as a % of total net revenues:
SAN product revenues	50%	51%	48%
IP Networking product revenues	32%	31%	35%
Global Services revenues	18%	18%	17%

SAN business revenues (2)	60%	60%	57%
IP Networking business revenues (2)	40%	40%	43%

Additional information:	Q3 2017		Q2 2017		Q3 2016
GAAP net income (loss) attributable to Brocade	$(20	)M	$(11	)M	$10	M
Non-GAAP net income attributable to Brocade	$69	M	$43	M	$92	M
GAAP operating income (loss)	$(20	)M	$(6	)M	$21	M
Non-GAAP operating income	$89	M	$61	M	$115	M
GAAP effective tax rate	41.1%		44.2%		(20.8%)
Non-GAAP effective tax rate	14.1%		16.1%		14.2%
Cash and cash equivalents	$1,179	M	$1,300	M	$1,153	M
Capital expenditures	$9	M	$8	M	$17	M
Cash provided by (used in) operations	$(61	)M	$108	M	$28	M
Days sales outstanding	48 days		43 days		43 days
Employees at end of period	4,979		5,524		5,948
SAN port shipments	0.8	M	0.8	M	0.9	M
Share repurchases	$—		$—		$661	M
Loss on sale and held for sale software product lines (3)	$24	M	$—		$—
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on known product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

(3)
During the third quarter of fiscal year 2017, the Company committed to divest certain portions of its IP Networking business. The Company completed the divestiture of its virtual router product line, and signed purchase agreements to divest its virtual application delivery controller (“vADC”) and virtual evolved packet core (“vEPC”) product lines, which, in aggregate, resulted in an estimated loss of $24.3 million. The vADC and vEPC divestitures were not completed in the third quarter of fiscal year 2017, so the assets and liabilities associated with those divestitures were classified as held for sale on the Condensed Consolidated Balance Sheet as of July 29, 2017, at fair value less costs to sell through the date of sale, as summarized in the following table (in thousands):

July 29, 2017
Total current assets held for sale	$26,279
Total current liabilities held for sale	$8,421

Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

In determining non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP tax rate, non-GAAP net income and non-GAAP EPS, management excludes certain gains or losses and benefits or costs that are the result of events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) impact to cost of revenues from purchase accounting adjustments to inventory; (ii) acquisition, divestiture, and integration costs; (iii) the losses recognized or expected to be recognized in connection with certain software product line divestitures that were completed or became subject to binding divestiture agreements during the third fiscal quarter of 2017; (iv) restructuring charges; (v) certain costs associated with settlement of a Delaware Chancery Court appraisal proceeding commenced by a dissenting former stockholder of Ruckus Wireless, Inc.; and (vi) asset impairment charges associated with certain equity investments in non-publicly traded companies.

Management also excludes the following non-cash charges in determining these non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies. This is due to the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow in the respective reporting periods and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above and (i) tax charges and benefits related to unusual or infrequent intercompany transactions; (ii) tax charges or benefits that are a result of the implementation of restructuring plans; and (iii) tax charges resulting from the integration of intellectual property assets from acquisitions. Management believes that the exclusion of these items from its non-GAAP tax provision provides a more meaningful measure of Brocade’s operational performance of non-GAAP net income and non-GAAP EPS.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.

Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this press release and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. The risks, uncertainties and assumptions also include, but are not limited to: the risk that the proposed acquisition by Broadcom may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from Brocade’s ongoing business operations; the outcome of legal proceedings that have been and may in the future be instituted against Brocade related to the merger agreement or the proposed transaction; and unexpected costs, charges or expenses resulting from the proposed transaction. Certain of these and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended April 29, 2017, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 29, 2016. Brocade does not assume any obligation to update or revise any such forward-looking statements whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations turn their networks into platforms for business innovation. With solutions spanning public and private data centers to the network edge, Brocade is leading the industry in its transition to the New IP network infrastructures required for today’s world of digital business. (www.brocade.com)

Brocade and the B-wing symbol are registered trademarks of Brocade Communications Systems, Inc., in the United States and many other countries. Other brands, products, or service names mentioned herein may be trademarks of Brocade or others. Additional information about Brocade’s trademarks is available at: http://www.brocade.com/en/legal/brocade-Legal-intellectual-property/brocade-legal-trademarks.html.

© 2017 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
	(In thousands, except per share amounts)
Net revenues:
Product	$449,549	$490,995	$1,385,273	$1,400,355
Service	99,717	99,726	298,209	287,956
Total net revenues	549,266	590,721	1,683,482	1,688,311
Cost of revenues:
Product	154,760	188,492	486,153	464,797
Service	43,361	45,330	136,301	127,489
Total cost of revenues	198,121	233,822	622,454	592,286
Gross margin	351,145	356,899	1,061,028	1,096,025
Operating expenses:
Research and development	117,116	114,996	360,164	297,516
Sales and marketing	153,712	167,983	506,228	468,743
General and administrative	27,614	32,960	92,127	78,180
Settlement with dissenting stockholder of Ruckus Wireless, Inc.	8,528	—	8,528	—
Amortization of intangible assets	5,822	5,498	20,998	7,302
Acquisition, divestiture, and integration costs	13,246	14,868	49,519	20,625
Restructuring charges (benefits)	17,801	—	17,801	(566)
Impairment of equity investments	2,870	—	2,870	—
Loss on sale and held for sale software product lines	24,315	—	24,315	—
Total operating expenses	371,024	336,305	1,082,550	871,800
Income (loss) from operations	(19,879)	20,594	(21,522)	224,225
Interest expense	(15,875)	(13,462)	(47,317)	(33,282)
Interest and other income, net	2,580	1,557	5,136	3,317
Income (loss) before income tax	(33,174)	8,689	(63,703)	194,260
Income tax expense (benefit)	(13,622)	(1,806)	(27,275)	47,034
Net income (loss)	$(19,552)	$10,495	$(36,428)	$147,226
Less: Net loss attributable to noncontrolling interest	$(46)	$—	$(274)	$—
Net income (loss) attributable to Brocade Communications Systems, Inc.	$(19,506)	$10,495	$(36,154)	$147,226
Net income (loss) per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$(0.05)	$0.02	$(0.09)	$0.36
Net income (loss) per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$(0.05)	$0.02	$(0.09)	$0.35
Shares used in per share calculation—basic	411,898	426,671	408,494	411,709
Shares used in per share calculation—diluted	411,898	434,416	408,494	419,416

Cash dividends declared per share	$0.055	$0.055	$0.165	$0.145

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
	(In thousands)
Net income (loss)	$(19,552)	$10,495	$(36,428)	$147,226
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	209	(700)	376	(1,035)
Net gains and losses reclassified into earnings	363	482	799	1,831
Net unrealized gains (losses) on cash flow hedges	572	(218)	1,175	796
Foreign currency translation adjustments	1,972	(1,628)	2,635	(1,760)
Total other comprehensive income (loss)	2,544	(1,846)	3,810	(964)
Total comprehensive income (loss)	$(17,008)	$8,649	$(32,618)	$146,262
Less: Net loss attributable to noncontrolling interest	(46)	—	(274)	—
Less: Total other comprehensive income (loss) attributable to noncontrolling interest	40	—	(32)	—
Total comprehensive income (loss) attributable to Brocade Communications Systems, Inc.	$(17,002)	$8,649	$(32,312)	$146,262

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 29, 2017	October 29, 2016
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,179,369	$1,257,075
Accounts receivable, net of allowances for doubtful accounts of $1,818, and $1,736 as of July 29, 2017, and October 29, 2016, respectively	291,989	284,344
Inventories	70,511	69,355
Prepaid expenses and other current assets	87,128	62,236
Current assets held for sale	26,279	—
Total current assets	1,655,276	1,673,010
Property and equipment, net	416,181	455,326
Goodwill	2,255,326	2,295,184
Core/developed technology intangible assets, net	193,959	248,938
Other intangible assets, net	159,041	200,840
Non-current deferred tax assets	40,057	12,736
Other assets	41,591	53,777
Total assets	$4,761,431	$4,939,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,074	$128,685
Accrued employee compensation	144,622	154,165
Deferred revenue	198,704	221,940
Current portion of long-term debt	76,725	76,692
Other accrued liabilities	69,517	113,170
Current liabilities held for sale	8,421	—
Total current liabilities	595,063	694,652
Long-term debt, net of current portion	1,457,602	1,502,063
Non-current deferred revenue	85,055	90,051
Non-current income tax liability	92,582	102,100
Other non-current liabilities	4,330	5,370
Total liabilities	2,234,632	2,394,236
Commitments and contingencies
Stockholders’ equity:
Brocade stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 413,745 and 401,748 shares as of July 29, 2017, and October 29, 2016, respectively	414	402
Additional paid-in capital	1,596,008	1,514,730
Accumulated other comprehensive loss	(23,603)	(27,413)
Retained earnings	951,592	1,055,194
Total Brocade stockholders’ equity	2,524,411	2,542,913
Noncontrolling interest	2,388	2,662
Total stockholders’ equity	$2,526,799	$2,545,575
Total liabilities and stockholders’ equity	$4,761,431	$4,939,811

BROCADE COMMUNICATIONS SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	July 29, 2017	July 30, 2016
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(36,428)	$147,226
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	—	(1,778)
Depreciation and amortization	118,365	80,979
Loss on disposal of property and equipment	3,506	458
Loss on sale and held for sale software product lines	24,315	—
Net gain on sale of investments	—	(122)
Amortization of debt issuance costs and debt discount	15,571	13,493
Provision (recovery) for doubtful accounts receivable and sales allowances	8,914	(1,946)
Non-cash purchase accounting adjustments to inventory	5,853	20,775
Non-cash stock-based compensation expense	94,471	88,805
Impairment of equity investments	2,870	—
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(16,558)	988
Inventories	(6,044)	5,601
Prepaid expenses and other assets	(16,029)	(9,725)
Deferred tax assets	63	(109)
Accounts payable	(27,370)	5,519
Accrued employee compensation	(56,803)	(57,520)
Deferred revenue	(20,900)	5,359
Other accrued liabilities	(48,799)	(43,874)
Restructuring liabilities	(365)	(1,223)
Net cash provided by operating activities	44,632	252,906
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	—	(2,000)
Proceeds from maturities and sale of short-term investments	—	150,323
Purchases of property and equipment	(28,618)	(59,810)
Net cash paid in connection with acquisitions	—	(564,888)
Proceeds from collection of note receivable	250	250
Net proceeds from sale of software product line	31,769	—
Net cash provided by (used in) investing activities	3,401	(476,125)

BROCADE COMMUNICATIONS SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued (Unaudited)

	Nine Months Ended
	July 29, 2017	July 30, 2016
	(In thousands)
Cash flows from financing activities:
Payment of principal related to the term loan	(60,000)	—
Payment of debt issuance costs	—	(891)
Payment of principal related to capital leases	—	(282)
Payment of accrued merger consideration to dissenting stockholder of Ruckus Wireless, Inc.	(41,280)	—
Common stock repurchases	—	(841,562)
Proceeds from issuance of common stock	41,283	49,195
Payment of cash dividends to stockholders	(67,448)	(61,706)
Proceeds from term loan	—	787,255
Proceeds from noncontrolling interest	—	2,550
Excess tax benefits from stock-based compensation	—	1,778
Net cash used in financing activities	(127,445)	(63,663)
Effect of exchange rate fluctuations on cash and cash equivalents	1,706	(926)
Net decrease in cash and cash equivalents	(77,706)	(287,808)
Cash and cash equivalents, beginning of period	1,257,075	1,440,882
Cash and cash equivalents, end of period	$1,179,369	$1,153,074

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended
	July 29, 2017	April 29, 2017	July 30, 2016
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$3,233	$3,234	$5,965
Amortization of intangible assets expense included in cost of revenues	10,612	12,679	8,922
Purchase accounting adjustments to inventory	1,932	2,384	20,775
Total gross margin impact from non-GAAP adjustments	15,777	18,297	35,662

Stock-based compensation expense included in research and development	6,340	6,631	9,206
Stock-based compensation expense included in sales and marketing	8,503	9,779	17,756
Stock-based compensation expense included in general and administrative	5,709	6,645	11,716
Settlement with dissenting stockholder of Ruckus Wireless, Inc.	8,528	—	—
Amortization of intangible assets expense included in operating expenses	5,822	7,582	5,498
Acquisition, divestiture, and integration costs	13,246	18,236	14,868
Restructuring charges	17,801	—	—
Impairment of equity investments	2,870	—	—
Loss on sale and held for sale software product lines	24,315	—	—
Total operating income impact from non-GAAP adjustments	108,911	67,170	94,706

Convertible debt interest	4,068	4,018	3,871
Effects of certain intercompany transactions on the tax provision	—	—	7,436
Income tax effect of non-GAAP adjustments	(24,875)	(17,029)	(24,506)
Total net income impact from non-GAAP adjustments	$88,104	$54,159	$81,507

Gross margin reconciliation
GAAP gross margin	$351,145	$342,760	$356,899
Total gross margin impact from non-GAAP adjustments	15,777	18,297	35,662
Non-GAAP gross margin	$366,922	$361,057	$392,561
GAAP gross margin, as a percentage of total net revenues	63.9%	62.0%	60.4%
Non-GAAP gross margin, as a percentage of total net revenues	66.8%	65.3%	66.5%

Operating income reconciliation
GAAP operating income (loss)	$(19,879)	$(5,934)	$20,594
Total operating income impact from non-GAAP adjustments	108,911	67,170	94,706
Non-GAAP operating income	$89,032	$61,236	$115,300
GAAP operating income (loss), as a percentage of total net revenues	(3.6)%	(1.1)%	3.5%
Non-GAAP operating income, as a percentage of total net revenues	16.2%	11.1%	19.5%

Net income (loss) and net income (loss) per share attributable to Brocade reconciliation
Net income (loss) attributable to Brocade on a GAAP basis	$(19,506)	$(10,967)	$10,495

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	Three Months Ended
	July 29, 2017	April 29, 2017	July 30, 2016
	(In thousands, except per share amounts)
Total net income impact from non-GAAP adjustments	88,104	54,159	81,507
Non-GAAP net income attributable to Brocade	$68,598	$43,192	$92,002

GAAP net income (loss) per share—basic attributable to Brocade	$(0.05)	$(0.03)	$0.02
Total impact on net income (loss) per share—basic from non-GAAP adjustments	0.22	0.14	0.20
Non-GAAP net income per share—basic attributable to Brocade	$0.17	$0.11	$0.22

GAAP net income (loss) per share—diluted attributable to Brocade	$(0.05)	$(0.03)	$0.02
Total impact on net income (loss) per share—diluted from non-GAAP adjustments	0.21	0.13	0.19
Non-GAAP net income per share—diluted attributable to Brocade	$0.16	$0.10	$0.21

Shares used in GAAP and non-GAAP per share calculation—basic	411,898	408,589	426,671
Shares used in GAAP per share calculation—diluted	411,898	408,589	434,416
Shares used in non-GAAP per share calculation—diluted	421,381	419,614	434,416

Effective tax rate reconciliation
GAAP income (loss) before income tax	(33,174)	(19,785)	8,689
Total operating income impact from non-GAAP adjustments	108,911	67,170	94,706
Convertible debt interest	4,068	4,018	3,871
Non-GAAP income before income tax	79,805	51,403	107,266

GAAP income tax benefit	(13,622)	(8,753)	(1,806)
Effects of certain intercompany transactions on the tax provision	—	—	(7,436)
Income tax effect of non-GAAP adjustments	24,875	17,029	24,506
Non-GAAP income tax expense	11,253	8,276	15,264

GAAP income (loss) before income tax	(33,174)	(19,785)	8,689
GAAP income tax benefit	(13,622)	(8,753)	(1,806)
GAAP effective tax rate	41.1%	44.2%	(20.8)%

Non-GAAP income before income tax	79,805	51,403	107,266
Non-GAAP income tax expense	11,253	8,276	15,264
Non-GAAP effective tax rate	14.1%	16.1%	14.2%